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                                                 EXHIBIT B-2



              FORM OF INTERCREDITOR AGREEMENT
              FOR PARI PASSU INDEBTEDNESS OF
         THE CLARIDGE HOTEL AND CASINO CORPORATION
                    (Project Expansion)



          INTERCREDITOR AGREEMENT, dated ____________, among the trustee (the "Trustee") under the Indenture (as hereinafter defined), The Claridge Hotel and Casino Corporation, a New York corporation (the "Company"), The Claridge at Park Place, Incorporated, a New Jersey corporation ("CPPI") and [Name of holder (or agent, trustee or other authorized representative thereof)] of Indebtedness to be secured by a lien with respect to all or any portion of the Collateral (as defined below) pursuant to the terms
of this Intercreditor Agreement (the "New Lender").   The
term "Collateral" as used herein means the following:
[identify the properties and assets relating to a Project Expansion] in which the Collateral Trustee has a lien or security interest pursuant to the Indenture or any other Related Document, and which are to be subject to a lien or security interest in favor of the New Lender in the priorities specified in this Intercreditor Agreement.

          WHEREAS, the Company has issued its __% First
Mortgage Notes due 2002 (the "Notes") under that certain indenture, (the "Indenture"), dated as of __________, 1994, among the Company, The Claridge at Park Place, Incorporated as guarantor, and the Trustee, as amended or supplemented from time to time;

          WHEREAS, the First Mortgage Notes are secured by a Mortgage and Related Documents relating to certain property and assets of the Claridge Hotel and Casino in Atlantic
City, New Jersey;

          WHEREAS, the Company proposes to provide the New
Lender with a lien or security interest in the Collateral as security for Indebtedness of the Company;

          WHEREAS, it has been agreed by the Trustee that the Company and its Subsidiaries, subject to the terms and provisions of the Indenture, be permitted to obtain additional financing from other lenders to finance the costs of a Project Expansion as allowed under the Indenture;
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          WHEREAS, the Indenture permits the Company,
subject to certain limitations, to create or cause to be created additional Liens and security interests in the Collateral in favor of Persons other than the Trustee which will have equal priority with the lien of the Related Documents pursuant to an Intercreditor Agreement and requires the Trustee and the Company, upon fulfillment of certain conditions precedent, to execute and deliver an Intercreditor Agreement in substantially the form hereof to the holder of the Indebtedness to be secured by such additional liens and security interests (or such holder's agent, trustee or other authorized representative);

          WHEREAS, the New Lender [has] entered into certain documents and agreements providing for the grant to such Persons of liens, mortgages and security interests in all [or a portion] of the property and assets constituting the Collateral including, without limitation, [describe collateral documents and identification of location and dates of recording or filings] [define New Lender's documents as "New Lender's Documents"] (the property and assets constituting the Collateral in which each of the Trustee, and the New Lender have obtained liens, mortgages or security interests being referred to herein as the "Pari Passu Collateral") [reference to property description to be supplied at the time of execution)];

          WHEREAS, the aggregate outstanding principal amount of the First Mortgage Notes at the date hereof is $[___________];

          WHEREAS, the aggregate outstanding principal amount of the Indebtedness owed by the Company and its Subsidiaries to the New Lender at the date hereof is $[___________];

          WHEREAS, the parties hereto desire to set forth their agreement as to the nature of priority of the liens, mortgages and security interests held by the Trustee and the New Lender in the Pari Passu Collateral and certain other matters related thereto;

          NOW, THEREFORE, in consideration of the mutual premises and agreements herein contained it is hereby agreed as follows:


          SECTION 1.   Definitions.   As used in this
Agreement, the following terms have the meanings hereinafter set forth:




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          "Bankruptcy Code" means the United States
Bankruptcy Code, 11 U.S.C.  section 101 et seq.

          "Bankruptcy Law" means Title 11, United States
Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors.

          "Bankruptcy Proceeding" means any proceeding commenced under any Bankruptcy Law.

          "Pari Passu Parties" means, collectively, the Trustee and the New Lender.

          All capitalized terms used herein which are not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.

          SECTION 2.   Lien Acknowledgement.   (a)  The
Company and each of the Pari Passu Parties hereby agrees that each lien, mortgage or security interest of the Trustee in the property and assets constituting the Pari Passu Collateral pursuant to the [Related Documents], to the extent of the obligations secured by such lien, mortgage or security interest, shall be equal in priority with (i) each lien, mortgage, or security interest of the New Lender in the property and assets constituting the Pari Passu Collateral pursuant to the New Lender's Documents, to the extent of the obligations secured by such liens, mortgages or security interests.

          SECTION 3.   Lien Priority.   The priorities of
the liens, mortgages or security interests established, altered or specified herein are applicable irrespective of:

          (i) the time or order of attachment or perfection thereof;

         (ii)  the method of perfection;

        (iii) the time or order of filing or recording of financing statements, mortgages or other instruments;
     or

         (iv) any amendments to the liens, mortgages or security interest established, altered or specified herein, provided that such amendment does not alter the aggregate principal amount of the Indebtedness secured by such lien, mortgage or security interest; and





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          (v)  the time or order of foreclosure, taking of
     possession or the exercise of any remedy;

provided, however, that the priorities of any liens, mortgages or security interests which are not established, altered or specified herein shall be unaffected and shall exist and continue in accordance with applicable law. The agreements in paragraph 2 hereof are solely for the purpose of establishing the relative priorities of the interests of the Pari Passu Parties in the Pari Passu Collateral and shall not inure to the benefit of any other Person.

          SECTION 4.   Controlling Party.   The Pari Passu
Party or Parties holding a majority in principal amount of Indebtedness secured by the Pari Passu Collateral (the "Controlling Party") shall have the sole right, without the affirmative consent of any of the other Pari Passu Parties (the "Minority Party"), and on behalf of itself and each Pari Passu Party, to (i) request to take any action, or fail to request to take any action, to enforce or exercise any right or remedy with respect to the Pari Passu Collateral and to foreclose upon, collect, dispose of the Pari Passu Collateral or any portion thereof; and (ii) exercise any right or remedy, or decline to exercise any right or remedy, with respect to the Pari Passu Collateral in any Bankruptcy Proceeding, including, without limitation, any right of election under Sections 1111(b) or 365(h) of the Bankruptcy Code, any other rights of election, determinations, proofs of claims or other rights or remedies in connection with any Bankruptcy Proceeding; provided that each Minority Party shall have the right to file its own proof(s) of claim in any Bankruptcy Proceeding.

          SECTION 5.   Minority Party Agreements.   In
accordance with paragraph 4 hereof, the Minority Party agrees (regardless of whether any individual Pari Passu Party agrees, disagrees or abstains with respect to any action or failure to act by the Controlling Party) that the Controlling Party shall have the authority to act or fail to act, as it deems necessary in its sole discretion, with respect to the rights and remedies of all of the Pari Passu Parties and that the Controlling Party shall have no liability for acting or failing to act (provided such action or failure to act does not conflict with the express terms of this Agreement). Each Pari Passu Party further acknowledges and agrees that, until the obligations under the Indenture are no longer outstanding, the only right of such Pari Passu Party with respect to the Pari Passu Collateral is to be secured by the Pari Passu Collateral as and to the extent provided in its respective loan document or agreement and as provided herein and to receive a share



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of the proceeds of the Pari Passu Collateral, if any, to the extent provided under paragraph 6 hereof; provided, however, that, until the obligations under the Indenture are no longer outstanding, in no event shall any rights or benefits accorded any Pari Passu Party include any right to challenge, contest or dispute any action taken or not taken, by the Controlling Party, the Collateral Agent (as hereinafter defined) or any other Pari Passu Party in accordance with this Agreement, and, until the obligations under the Indenture are no longer outstanding, in no event shall the security interest granted to the New Lender under this Agreement entitle any Pari Passu Party to enforce its respective rights in respect of the Pari Passu Collateral except through the Controlling Party and the Collateral
Agent (as hereinafter defined) in accordance with this Agreement. In addition, the Minority Party agrees that it
(i) shall not attack nor challenge the validity, perfection or priority of the Controlling Party's lien with respect to the Pari Passu Collateral; (ii) will release all liens, mortgages and security interests in all or any portion of the Pari Passu Collateral (to the extent of its respective interest therein) in the event that the Controlling Party elects to sell all or any portion of the Pari Passu Collateral in exercising any right or remedy with respect to the Pari Passu Collateral; and (iii) waives any right of election it may have under Sections 1111(b) or 365(h) of the Bankruptcy Code, or any other rights of election, determinations, proofs of claims or other rights or remedies in connection with any Bankruptcy Proceeding with respect to the Pari Passu Collateral.

          SECTION 6.   Allocation of Payments.   The Pari
Passu Parties each agree that all money or funds collected with respect to the Pari Passu Collateral (including, without limitation, any net condemnation proceeds or other awards, insurance or other loss recoveries which are required or permitted under each of the documents and agreements governing the Pari Passu Collateral, and any property (real and personal) and any amounts in respect of any deficiency recoveries) in connection with the enforcement or exercise of any right or remedy with respect to the Pari Passu Collateral following the acceleration of the Indebtedness of the Company to any of the Pari Passu
Parties, shall be directed to a collateral agent appointed by the Controlling Party on behalf of all of the Pari Passu
Parties (the "Collateral Agent"), which Collateral Agent shall be instructed by the Controlling Party to distribute such money, funds or other property in the following order of priority:





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     First:    to the payment to each Pari Passu Party in
               respect of all reasonable expense in
               connection with the collection or realization of such cash or funds or the administration of this Agreement in connection with the collection or realization of such cash or funds;

     Second: to each such Pari Passu Party a proportion of such remaining money or funds as the total outstanding obligations secured by a lien, mortgage or security interest on the Pari Passu Collateral held by such Pari Passu Party bears to the total amount of outstanding obligations secured by liens, mortgages or security interests on the Pari Passu Collateral held by all Pari Passu Parties until all such secured obligations of such Pari Passu Party have been paid in full (disregarding any reduction of any such secured obligations arising or occurring because of a foreclosure sale or the exercise of any other right or remedy with respect to the Pari Passu Collateral);

     Third: to the Trustee under the Mortgage or other obligor under any other applicable Related
               Document or to whosoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

          SECTION 7.   Enforcing Rights.   Each Pari Passu
Party agrees not to take any action whatsoever to enforce any term or provision of its respective security document or this Agreement or to enforce ny of its rights in respect of the Pari Passu Collateral, except through the Controlling Party in accordance with paragraphs 5 and 6 hereof; provided, however that this Agreement shall not prevent any Pari Passu Party from enforcing or exercising any right or remedy with respect to the Pari Passu Collateral granted to it by its respective documents and agreements to the extent that such enforcement or exercise of rights or remedies does not impair the security interest of the Controlling Party or any other Pari Passu Party in the Pari Passu Collateral; nor shall this Agreement grant any of the Pari Passu Parties any right or remedy under the documents or agreements of the other Pari Passu Parties.


          SECTION 8.   Distributions.   The Company, CPPI,
the Trustee and the New Lender each agree that if any Pari



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Passu Party receives any money, funds or other property that are distributed pursuant to paragraph 7 above (or any similar provision in any other Intercreditor Agreement substantially in the form of this Agreement), such money, funds or other property shall not discharge any secured obligation held by the Person receiving such money, funds or other property to the extent such money, funds or other property were distributed to any other Person. In the event that any payment in respect of, or distribution of, the Pari Passu Collateral, of any kind or character, whether in cash, property or securities, shall be received by any Pari Passu Party before all Indebtedness secured by Pari Passu Collateral is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Pari Passu Parties in accordance with paragraph 6 above.

          SECTION 9.   Communications.   Each of the Pari
Passu Parties agrees to transmit to the Controlling Party a copy of any communication sent by such Pari Passu Party to the Company, CPPI or any other Person (contemporaneously with the transmittal of any such communication) with respect to any event of default, any acceleration of Indebtedness, or any notice of sale of any Pari Passu Collateral as a result of a default. Any failure by any Pari Passu Party to furnish a notice pursuant to this paragraph 9 shall in no way diminish the rights of such party hereunder.

          SECTION 10.   Governing Law.   THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE
OF LAW PROVISIONS, AND SHALL BE BINDING UPON AND INURE TO
THE BENEFIT OF THE Pari Passu PARTIES, AND THEIR RESPECTIVE
SUCCESSORS, DESIGNEES AND ASSIGNS.

          SECTION 11.   Defined Terms.   All terms used
herein which are defined in the New York Uniform Commercial
Code shall have the meanings therein stated, unless the context otherwise requires.

          SECTION 12.   Notices.   All notices or other
communications required or permitted hereunder shall be in writing and shall be given by personal delivery or United States mail, first class, registered or certified, postage prepaid, return receipt requested, addressed to the parties at the address indicated on the signature pages hereof.
Each such notice or other communication shall be deemed given on (a) the date of receipt of personal delivery thereof, or (b) if not by mail (as aforesaid), the date which is three (3) business days after such communication is deposited in the mail (postage prepaid as aforesaid). Any



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party may change its address for notice by notice to the
other parties hereto in accordance with the foregoing.

          SECTION 13.   Further Assurances.   Each of the
Pari Passu Parties (including the Trustee), upon the request of any Pari Passu Party, shall execute and deliver and cause to be recorded with the [fill in appropriate counties in New York] an Intercreditor Agreement substantially in the form of this Agreement, which Intercreditor Agreement shall be effective if and only if all Pari Passu Parties shall have executed and delivered the same or a counterpart thereof. Simultaneously with the repayment or other discharge of Indebtedness secured by any Pari Passu Collateral, the Pari Passu Party whose Indebtedness is so repaid or discharged shall execute and delivery such instruments as may be reasonably required by any of the other Pari Passu Parties to release or extinguish such Pari Passu Party's interest in the Pari Passu Collateral.

          SECTION 14.   Liability.   No Pari Passu Party
shall be liable to any other Pari Passu Party for any action taken by it, including the, payment of any monies hereunder, in connection with this Agreement, provided the same was taken in good faith and did not constitute gross negligence or willful misconduct.

          SECTION 15.   Amendments.   Each Pari Passu Party
shall have the right to alter or amend its respective loan agreements and documents and to release or take additional collateral pursuant thereto. Nothing in this agreement is intended to alter or amend the obligations of any Pari Passu Party with respect to the Company or any of its Subsidiaries under its respective loan agreements and documents. Nothing herein is intended to confer upon the Company or any of its Subsidiaries any right or benefit with respect to any Pari Passu Party and the Company and its Subsidiaries hereby acknowledge that they have no right to enforce the terms hereunder against any Pari Passu Party. Their signatures hereto are merely to acknowledge this agreement, which is for the sole benefit of the Pari Passu Parties.

          SECTION 15.   Counterparts.   This Agreement may
be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          SECTION 17.   Severability.   In the event any
provision hereof is determined to be unenforceable or invalid, such provision or such part thereof which may be unenforceable shall be deemed severed from this Agreement and the remaining provisions carried out with the same force



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and effect as if the severed provision of part thereof had
not been made a part hereof.




















































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          IN WITNESS WHEREOF, the Trustee, the Company, CPPI
and the New Lender have caused this Agreement to be duly executed as of the date first above written.


                                   [Parties to the
                                   Intercreditor
                                    Agreement]













































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